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                                                                EXHIBIT 10.32.4

                           SECOND AMENDMENT TO LEASE
                               (3 Parker, Irvine)


I.       PARTIES AND DATE.

         This Second Amendment to Lease (the "Second Amendment") dated May 11, 1995, is by and between THE IRVINE COMPANY, a Michigan corporation ("Landlord"), and DATUM, INC., a Delaware corporation ("Tenant").

II.      RECITALS.

         On September 15, 1986, Landlord and Tenant entered into a standard form lease, as amended by an Amendment No. 1 to Lease dated November 26, 1986 (as amended, the "Lease") for space in a building located at 3 Parker, Irvine, California ("Premises").

         On March 17, 1995, Tenant acquired all of the outstanding stock of Efratom Time and Frequency Products, Inc., a Colorado corporation ("Efratom"), and all of Efratom's rights, title and interest as the tenant under the Lease.

         Landlord and Tenant each desire to modify the Lease as set forth in "III. MODIFICATIONS" next below.

III.     MODIFICATIONS.

         A. Lease Summary. The Lease Summary provisions are hereby amended as follows:

                 1. Item (c) is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

                          "(c) Address of Landlord: The Irvine Company
                               c/o O'Donnell Property Services
                               One Technology Drive, Suite F-207
                               Irvine, CA 92718   Attn: Property Manager"

                 2. Item (k) is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

                          "(k) Term: The Term of this Lease shall expire at midnight on July 31, 2005."

                 3. Effective as of May 1, 1997, Item (l) and Paragraph 1 of Addendum "A" to Standard Form Lease are hereby deleted in their entirety and the following shall be substituted in lieu thereof:

                          "(l) Monthly Rent: $30,944.80 per month, based on $.667 per rentable square foot.
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                          Adjustments to Monthly Rent:  Commencing as of July
                          1, 2000, the Monthly Rent shall be Thirty-Eight Thousand Eight Hundred Thirty-One Dollars and Seventy-Eight Cents ($38,831.78) per month, based on $.837 per rentable square foot."

         B. Option to Extend Term. Tenant's Option to Extend Term, as set forth in Paragraph 5 of Addendum "A" to Lease, is hereby amended to provide that Tenant's initial Option to extend the Term is hereby deleted in its entirety and shall be of no further force or effect, but that Tenant's second Option to extend the Term shall remain in full force and effect, with the second extension commencing upon the expiration of the Term of the Lease as extended pursuant to this Second Amendment provided that Tenant shall exercise said second Option in accordance with the applicable provisions of said Paragraph 5, except that (i) said Option shall be exercised only by written notice delivered to Landlord no less than twelve (12) months before the expiration of the Term; and (ii) Tenant shall demonstrate to Landlord's satisfaction, both at the time of exercise of said Option and at the commencement of the extension, that Tenant's net worth (as determined by generally accepted accounting principles consistently applied) shall then be at least or greater than Tenant's net worth as shown in Tenant's financial statements dated as of December 31, 1994.

         C. Tenant's Right of First Offer. Paragraph 6 of Addendum "A" to Lease entitled "Tenant's Right of First Offer" is hereby deleted in its entirety and shall be of no further force or effect.

         D. Contingency. Tenant understands and agrees that the effectiveness of this Second Amendment is conditioned upon the mutual execution and delivery of a lease agreement between Landlord and Tenant for the premises located at 9975 Toledo Way, Irvine, California.

         E. Assignment and Consent. Tenant has acquired all of Efratom's right, title and interest under the Lease, and has assumed all of the Tenant's obligations under the Lease, and Landlord hereby consents to such assignment and assumption by Tenant.


IV.      GENERAL.

         A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Second Amendment.

         B. Entire Agreement. This Second Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.




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         C.      Counterparts.  If this Second Amendment is executed in
counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Second Amendment may be introduced into evidence without foundation.

         D. Defined Terms. All words commencing with initial capital letters in this Second Amendment and defined in the Lease shall have the same meaning in this Second Amendment as in the Lease, unless they are otherwise defined in this Second Amendment.

         E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Second Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Second Amendment on behalf of the corporation or partnership and that this Second Amendment is binding upon the corporation or partnership in accordance with its terms.

         F. Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Second Amendment.





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V.       EXECUTION.

         Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:                                         TENANT:

THE IRVINE COMPANY,                               DATUM, INC.,
a Michigan corporation                            a Delaware corporation



By /s/ Clarence W. Barker                         By /s/ Louis B. Horwitz
  -----------------------------                     --------------------------
   Clarence W. Barker,                               Louis B. Horwitz
   President, Irvine Industrial                      Chairman, Chief Executive
   Company, a division of                            Officer and President
   The Irvine Company



By /s/ John C. Tsu                                By /s/ David A. Young
  -----------------------------                     --------------------------
   John C. Tsu                                       David A. Young
   Assistant Secretary                               Vice President and
                                                     Chief Financial Officer






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